SP ACQUISITION HOLDINGS, INC.

40,000,000 Units

Common Stock ($0.001 par value per Share)

and one Warrant

UNDERWRITING AGREEMENT

[pricing date]

UNDERWRITING AGREEMENT

[pricing date]

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladenburg Thalmann & Co. Inc.

153 East 53rd Street, 49th Floor

New York, NY 10022

As Representatives to the several underwriters listed

in Schedule A annexed hereto (the “Underwriters”)

Ladies and Gentlemen:

                             SP Acquisition Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters for whom you are acting as representatives (the “Representatives”), an aggregate of 40,000,000 units (the “Units”) of the Company (the “Firm Securities”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 6,000,000 Units (the “Additional Securities”). The Firm Securities and the Additional Securities are hereinafter collectively sometimes referred to as the “Securities.” The Securities are described in the Prospectus which is referred to below.

                             Each Unit consists of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until five (5) business days following the earlier to occur of (a) the expiration of the Underwriters’ over-allotment option (as described below) (b) the exercise in full of such option or (c) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to (i) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Underwritten Securities and the filing by the Company of such audited balance sheet with the Commission on a Form 8-K or similar form and (ii) the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $7.50, subject to certain adjustments, during the period commencing on the later of the completion by the Company of its Initial Business Combination or twelve months from the Closing Date and terminating on the five-year anniversary of the date of the Prospectus or earlier upon redemption or liquidation of the Trust Account. As used herein, the term “Initial Business Combination” shall mean any acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of one or more businesses or assets.

                             On March 22, 2007, pursuant to a Founder’s Securities Purchase Agreement [as amended and restated on ___________, 2007] (the “Private Placement Agreement”) the

Company (A) sold in a private placement to SP Acq LLC, and SP Acq LLC purchased from the Company, 7,500,000 Units (the “Founder’s Units” which term includes the Dividend Units as defined below) each such Unit consisting of one share of our Common Stock (the “Founder’s Shares” which term includes the Dividend Shares as defined below) and one Warrant to purchase one share of our Common Stock (the “Initial Founder’s Warrants”, which term includes the Dividend Warrants as defined below, and collectively with the Founder’s Units and the Founder’s Shares, the “Founder’s Securities”), for an aggregate purchase price of $25,000 and (B) agreed to sell to SP Acq LLC and SP Acq LLC agreed to purchase from the Company on or before the Closing Date (as defined herein) 5,250,000 Warrants to purchase one share of our Common Stock (the “Additional Founder’s Warrants”) for an aggregate purchase price of $5,250,000. On March 30, 2007, a total of 662,791 of the Founder’s Units were subsequently sold by SP Acq LLC to Steel Partners II, L.P. (the “Steel Partners II, L.P. Purchase Agreement”) and on June 25, 2007 a total of 500,000 of the Founder’s Units and 500,000 of the Additional Founder’s Warrants were sold by SP Acq LLC to five of the Company’s directors, Messrs. Bergamo, LaBow, Lorber, Toboroff and Walker (together with SP Acq LLC, the “Founders”) (the “Founders’ Purchase Agreement”), all in private transactions. On August 8, 2007 the Company declared and paid a unit dividend of 0.15 Units on each outstanding share of our Common Stock (the “First Dividend Units”). On September 4, 2007 the Company subsequently declared and paid an additional dividend of one-third of a Unit on each outstanding share of our Common Stock (the “Second Dividend Units” and collectively with the First Dividend Units, the “Dividend Units”), each such Unit consisting of one share of our Common Stock (the “Dividend Shares”) and one Warrant to purchase one share of our Common Stock (the “Dividend Warrants” and collectively with the Dividend Units and the Dividend Shares, the “Dividend Securities”). The Founder’s Units (and underlying Founder’s Shares and Initial Founder’s Warrants) include 1,500,000 units issued as a result of the dividends and which will be placed in escrow on _________ (the “Escrow Units”) and are subject to forfeiture to the extent the underwriters’ overallotment option is not exercised or is exercised in part so that the holders of the Founder’s Units will collectively own 20% of the Company’s Units after this offering. The Founder’s Shares are identical to the shares of Common Stock contained in the Units except that Steel Partners II, L.P. and each of the Founders have agreed (i) to vote the Founder’s Shares in accordance with the majority of the shares of Common Stock voted by the Public Stockholders (as herein defined) in connection with the vote on any Initial Business Combination, (ii) to waive any right to receive a liquidation distribution in the event we fail to consummate an Initial Business Combination, and (iii) to forfeit such securities in the event that Steel Partners II, L.P. fails to purchase the Co-Investment Units (as defined below). The Initial Founder’s Warrants and the Additional Founder’s Warrants are identical to the Warrants contained in the Units except that (i) they are not redeemable while held by Steel Partners, II, L.P. and the Founders or their respective permitted transferees, (ii) they are subject to forfeiture in the event that Steel Partners II, L.P. fails to purchase the Co-Investment Units (as defined below) and (iii) with respect to the Initial Founder’s Warrants only become exercisable after our consummation of our Initial Business Combination if and when the last sales price of our Common Stock exceeds $14.25 per share for any twenty trading days within a thirty trading day period beginning ninety days after our Initial Business Combination. None of such Founder’s Securities nor the Additional Founder’s Warrants will be transferable until after the Company completes the Initial Business Combination, and in the case of the Founder’s Shares, such securities will not be transferable for one year from the date of the Initial Business Combination, in each case, other than to Permitted Transferees (as defined in the Prospectus) who agree, in the case of the Founder’s Shares, to waive their rights to participate in any liquidation and to vote such shares in accordance with the majority of the shares of Common Stock voted by Public Stockholder in connection with the vote on any Initial Business Combination, and in the case of the Founder’s Units (including the Founder’s Shares and Initial Founder’s Warrants) to forfeit such securities in the event that Steel Partners II, L.P. fails to purchase the Co-Investment Units (as defined below), and in the case of all Founder’s Securities and the Additional Founders Warrants, to be bound by the same transfer restrictions.

                             The Company has entered into a Co-Investment Units Purchase Agreement, dated as of March 22, 2007 (the “Co-Investment Agreement”), with Steel Partners II, L.P. and SP Acq LLC, pursuant to which Steel Partners II, L.P. has agreed to purchase an aggregate of 3,000,000 Units (the “Co-Investment Units”) at a price of $10.00 per Co-Investment Unit in a private placement that will occur immediately prior to our consummation of our Initial Business Combination (the “Co-Investment”). The Co-Investment Units, the shares of Common Stock included in the Co-Investment Units (the “Co-Investment Shares”) and the warrants included in the Co-Investment Units (the “Co-Investment Warrants” and collectively with the Co-Investment Units and the Co-Investment Shares, the “Co-Investment Securities”) will be identical to those sold to the public, except that (i) they are not redeemable while held by Steel Partners II, L.P. or its permitted transferees and (ii) Steel Partners II, L.P. has agreed not to transfer, assign or sell any of its Co-Investment Securities (including the Common Stock to be issued upon exercise of the Co-Investment Warrants) until one year after the consummation of the Initial Business Combination, other than to Permitted Transferees. In the event that Steel Partners II, L.P. is unable to consummate the Co-Investment when required to do so, Steel Partners II, L.P. and the Founders have agreed to surrender and forfeit their Founder’s Units to the Company.

                             The Company has entered into a Warrant Agreement, dated as of March 22, 2007, as Amended and Restated on ________ with respect to the Warrants, the Initial Founder’s Warrants, the Additional Founder’s Warrants and the Co-Investment Warrants, with the Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

                             The Company has entered into an Investment Management Trust Agreement, dated _________, 2007, with Continental Stock Transfer & Trust Company (the “Trustee”), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Additional Founder’s Warrants and certain proceeds of the offering of the Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

                             The Company has entered into a Services Agreement dated March 22, 2007, with Steel Partners, Ltd., an entity affiliated with certain of the Company’s directors and executive officers (the “Services Agreement”) substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Company will pay an aggregate monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support from the date hereof until the earlier of (i) the consummation of the Initial Business Combination or (ii) the liquidation of the Company.

                             The Company has entered into a Registration Rights Agreement, dated as of [________], 2007, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights to Steel Partners II, L.P., the Founders and their Permitted Transferees in respect of the Founder’s Securities, the Additional Founder’s Warrants, the Co-Investment Securities and the shares of Common Stock issuable upon the exercise of the Initial Founder’s Warrants, the Additional Founder’s Warrants and the Co-Investment Warrants.

                             The Company has entered into an Adjustment Agreement with the Founders, dated as of [___________], 2007, in substantially the form filed as an exhibit to the Registration Statement (the “Adjustment Agreement”), pursuant to which certain adjustments in the number of Founder’s Units, Founder’s Shares and Initial Founder’s Warrants held by Steel Partners II, L.P. and each of the Founders shall be made in connection with the events and circumstances described therein and that any such additional Units, Shares and Warrants will be subject to the same restrictions as the Founder’s Units, Founder’s Shares and Initial Founder’s Warrants.

                             SP Acq LLC has deposited the Escrow Units in an escrow account (the “Escrow Account”) maintained by Continental Stock Transfer & Trust Company pursuant to an Escrow Agreement dated as of [______], 2007, substantially in the form filed as an exhibit to the Registration Statement (the “Escrow Agreement”).

                             The Company has entered into a Right of First Review Agreement dated as of [ ], 2007, in substantially the form as filed as an exhibit to the Registration Statement (the “Right of First Review Agreement”) with Warren G. Lichtenstein and Steel Partners, L.L.C. pursuant to which the Company will have a right of first review with respect to the business combination opportunities of the Steel Partners Group (as that term is defined in the Registration Statement) relating to companies with an enterprise value of between $300 million and $1.5 billion until the earlier of (i) the consummation of the Initial Business Combination or (ii) the liquidation of the Company.

                             The Company will cause the holders of the Founder’s Securities, the Additional Founder’s Warrants, the Co-Investment Securities and each of the Company’s directors and executive officers to enter into letter agreements dated no later than the Closing Date, in substantially the form filed as exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of such holder and each of the Company's directors and executive officers agrees to certain matters described as being agreed to by them under the “Proposed Business” section of the Disclosure Package and the Prospectus.

                             The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-142696) under the Act, including a prospectus, relating to the Securities.

                             Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Act.

                             The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectuses relating to the Securities. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

                             Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities.

                              “Disclosure Package,” as used herein, means any Preliminary Prospectus dated ________, relating to the Securities.

                              Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents, if any, filed as exhibits to such Incorporated Documents.

                              As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.            Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $9.60 per Unit. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm

Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                             In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Securities to be purchased by each of them, all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Firm Securities, at the same purchase price per Security to be paid by the Underwriters to the Company for the Firm Securities. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the Over-Allotment Option is being exercised and the date and time when the Additional Securities are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities (subject, in each case, to such adjustment as UBS may determine to eliminate fractional Securities), subject to adjustment in accordance with Section 8 hereof.

                             In addition to the discount from the public offering price of $10.00 per Unit represented by the purchase price set forth above, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.30 per Unit (for both Underwritten Securities and Additional Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account as described in the Registration Statement if and when the Company consummates a Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public stockholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount as described in the Registration Statement. The Company hereby agrees that it will not make any amendments to the Trust Agreement or to Exhibit A to the Trust Agreement in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein and therein without the written consent of the Underwriters.

2.            Payment and Delivery. Payment of the purchase price for the Firm Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [closing date] (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The date at which such payment and delivery are to be made is hereinafter sometimes called the “Closing Date.” Electronic transfer of the Firm Securities shall be made to you on the Closing Date in such names and in such denominations as you shall specify.

                             Payment for the Underwritten Securities shall be made as follows: $[______________] shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and $[_____________], shall be paid to the order of the Company upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities.

                             Payment of the purchase price for the Additional Securities shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Securities. Electronic transfer of the Additional Securities shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                             Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Davis Polk & Wardwell at 450 Lexington Avenue, New York, N.Y. 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Securities or the Additional Securities, as the case may be.

3.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          Effectiveness of Registration Statement. The Company has prepared and filed with the Commission a registration statement (file number 333-142696) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Effective Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the

Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Effective Time or, to the extent not completed at the Effective Time, shall contain only such specific additional information and other changes (beyond that contained in the Disclosure Package) as the Company has advised the Representatives, prior to the Effective Time, will be included or made therein.

                             The Disclosure Package and the Prospectus will, for purposes of distribution to Canadian Persons, have a Canadian “wrap-around” (the “Canadian Offering Memorandum”).

                             Insofar as they relate to offers or sales of Securities in Canada, all references herein to the Preliminary Prospectus, Disclosure Package and the Prospectus shall include the Canadian Offering Memorandum.

(b)         Effective Date. At the Effective Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Additional Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; at the Effective Time and as of the date hereof, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10 hereof.

(c)          Effective Time. At the time of execution of this Agreement, the Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10 hereof.

(d)         Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number                            ) providing for the registration under the Securities and Exchange Act of 1934 as amended (the “Exchange Act”) of the Securities, the underlying shares of Common Stock and the Warrants. The registration of the Securities, the underlying shares of Common Stock and the Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement.

(e)          No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f)          Disclosure of Agreements. The agreements and documents described in the Disclosure Package, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the headings “Proposed Business,” “Principal Stockholders,” “Certain Transactions,” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)         Capitalization. The Company’s authorized equity capitalization is as set forth in the Disclosure Package, the Registration Statement and the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Registration Statement and the Prospectus.

(h)         Outstanding Securities. The holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any other security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founder’s Securities and the Additional Founder’s Warrants were at all relevant times, based in part on the representations and warranties of the purchaser of such securities, exempt from registration under the Act. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except for the Initial Founders Warrants, the Additional Founder’s Warrants and the Co-Investment Units, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(i)	Securities Sold Pursuant to this Agreement.

(1)          The Securities have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement will be validly issued, fully paid and non-assessable.

(2)          The Common Stock included in the Units has been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(3)          The Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4)          The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(j)          Registration Rights of Third Parties. Except as set forth in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(k)	Prior Securities Transactions.

(1)         No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(2)         Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

(l)          Securities Sold to SP Acq LLC. The Founder’s Units have been duly authorized and are validly issued and are fully paid and non-assessable. The Founder’s Shares have been duly authorized and are validly issued and are fully paid and non-assessable. The Initial Founder’s Warrants have been duly authorized, executed, authenticated, issued, delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. The Dividend Units have been duly authorized and are validly issued and are fully paid and non-assessable. The Dividend Shares have been duly authorized and are validly issued and are fully paid and non-assessable. The Dividend Warrants have been duly authorized, executed, authenticated, issued, delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. The Additional Founder’s Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Private Placement Agreement against payment therefor by SP Acq LLC pursuant to the Private Placement Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Initial Founder’s Warrants and the Additional Founder’s Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Initial Founder’s Warrants and Additional Founder’s Warrants, as the case may be, and the Warrant Agreement will be validly issued, fully paid and non-assessable. The entire $5,250,000 of the proceeds from the sale of the Additional Founder’s Warrants have been deposited in the Trust Account. Each of Steel Partners II, L.P. and the Founders have (1) waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Founder’s Shares in the event that an Initial Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement, (2) agreed to vote the Founder’s Shares in accordance with the majority of the shares of Common Stock voted by Public Stockholders in connection with Initial Business Combination, (3) agreed to surrender and forfeit all of the Founder’s Securities to the Company in the event that Steel Partners II, L.P. (or its designee) fails to purchase the Co-Investment Units, and (4) agreed not to sell or transfer the Founder’s Securities and the Shares underlying the Initial Founder’s Warrants for a period of one year from the date the Company completes the Initial Business Combination, or the Additional Founders Warrants and the Shares underlying the Additional Founders Warrants until after the Company completes the Initial Business

Combination, except in each case to Permitted Transferees who agree to be bound by the same forfeiture provisions and transfer restrictions and, in the case of the Founders Shares, to waive participation in any liquidation distribution of the Trust Account and vote such shares in accordance with the majority of the shares of Common Stock voted by Public Stockholders in connection with the Initial Business Combination, and in the case of the Founder’s Units (including the Founder’s Shares and Initial Founder’s Warrants) to forfeit such securities in the event Steel Partners II, L.P. fails to purchase the Co-Investment Units (as defined below), and in the case of all Founder’s Securities and Additional Founders Warrants and the Shares underlying such securities, to be bound by the same transfer restrictions.

(m)        Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(n)	Validity and Binding Effect of Agreements.

(1)          This Agreement has been duly authorized, executed and delivered by the Company.

(2)          The Trust Agreement has been duly authorized, and upon execution and delivery by the Company on or before the Closing Date, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(3)          The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4)          The Private Placement Agreement has been duly authorized, executed and delivered by each of the Company and SP Acq LLC and is a valid and binding agreement of each of the Company and SP Acq LLC, enforceable against each of the Company and SP Acq LLC in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally from time to time in effect and by equitable principles of general applicability.

(5)          The Steel Partners II, L.P. Purchase Agreement has been duly authorized, executed and delivered by each of the Company, SP Acq LLC and Steel Partners II, L.P. and is a valid and binding agreement of each of the Company, SP Acq LLC and Steel Partners II, L.P., enforceable against each of the Company, SP Acq LLC and Steel Partners II, L.P. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally from time to time in effect and by equitable principles of general applicability.

(6)          The Founder’s Purchase Agreement has been duly authorized, executed and delivered by each of the Company and SP Acq LLC and is a valid and binding agreement of each of the Company and SP Acq LLC, enforceable against each of the Company and SP Acq LLC in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally from time to time in effect and by equitable principles of general applicability.

(7)          The Co-Investment Agreement has been duly authorized, executed and delivered by each of the Company, SP Acq LLC and Steel Partners II, L.P. and is a valid and binding agreement of each of the Company, SP Acq LLC and Steel Partners II, L.P., enforceable against each of the Company, SP Acq LLC and Steel Partners II, L.P. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. The Co-Investment Units and the Co-Investment Shares have been duly authorized and, when issued and delivered in the manner set forth in the Co-Investment Agreement against payment therefor by Steel Partners II, L.P. pursuant to the Co-Investment Agreement, will have been validly issued, and in the case of the Co-Investment Shares, fully paid and nonassessable. The Co-Investment Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Co-Investment Agreement against payment therefore by Steel Partners II, L.P. pursuant to the Co-Investment Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(8)          The Services Agreement has been duly authorized, executed and delivered by the Company and Steel Partners, Ltd. and is a valid and binding agreement of the Company and Steel Partners, Ltd., enforceable against the Company and Steel Partners, Ltd. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(9)          The Registration Rights Agreement has been duly authorized, and upon execution and delivery by each of the Company, Steel Partners II, L.P. and the Founders on or before the Closing Date, will be a valid and binding agreement of the Company, Steel Partners II, L.P. and the Founders enforceable against the Company, Steel Partners II, L.P. and the Founders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(10)       The Adjustment Agreement has been duly authorized, executed and delivered by the Company, Steel Partners II, L.P. and the Founders and is a valid and binding agreement of the Company, Steel Partners II, L.P. and the Founders, enforceable against the Company, Steel Partners II, L.P. and the Founders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(11)       The Escrow Agreement has been duly authorized, executed and delivered by the Company and SP Acq LLC and is a valid and binding agreement of the Company and SP Acq LLC, enforceable against the Company and SP Acq LLC in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(12)       Each of the Insider Letters has been duly authorized, executed and delivered by SP Acq LLC, Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively and is a valid and binding agreement of each of SP Acq LLC and Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively, enforceable against each of SP Acq LLC and Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

(13)       The Right of First Review Agreement has been duly authorized, executed and delivered by each of the Company, Steel Partners, L.L.C. (“SPLLC”) and Mr. Warren G. Lichtenstein, and is a valid and binding agreement of each the Company, SPLLC and Mr. Warren G. Lichtenstein enforceable against each of the Company, SPLLC and Mr. Warren G. Lichtenstein in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law).

(o)         Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Private Placement Agreement, the Steel Partners II, L.P. Purchase Agreement, the Founders’ Purchase Agreement, the Co-Investment Agreement, the Services Agreement, the Registration Rights Agreement, the Adjustment Agreement, the Escrow Agreement, the Insider Letters or the Right of First Review Agreement, except such as have been obtained under the Act, such as may be required under the federal and provincial securities laws of Canada, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p)         No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Private Placement Agreement, the Steel Partners II, L.P. Purchase Agreement, the Founders’ Purchase Agreement, the Co-Investment Agreement, the Services Agreement, the Registration Rights Agreement, the Adjustment Agreement, the Escrow Agreement, the Insider Letters or the Right of First Review Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, SP Acq LLC or to the knowledge of the Company, Steel Partners II, L.P., pursuant to (i) the charter or by-laws of the Company, SP Acq LLC or Steel Partners II, L.P., as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, SP Acq LLC or Steel Partners II, L.P. is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company, SP Acq LLC or Steel Partners II, L.P. of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(q)         No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company except in the case of clauses (ii) and (iii) above for any such violations or defaults that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(r)          No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(s)          Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each stockholder named in Exhibit A-1 hereto;

(t)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(u)         Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Disclosure Package, the Registration Statement and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(v)         Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(w)        Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(x)         Independent Accountants. Grant Thornton LLP (“Grant Thornton”) are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public

Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Grant Thornton has not, during the periods covered by the financial statements included in the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(y)         Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act).

(z)	Sarbanes-Oxley/AMEX Rules.

(1)         Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, to the knowledge of the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and intends to take steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(2)          There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Part 8 of the American Stock Exchange’s AMEX Company Guide, as amended (the “AMEX Company Guide”). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide.

(aa)        Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(bb)       Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(cc)       Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or to the knowledge of the Company, SP Acq LLC or Steel Partners II,

L.P. or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)       Tax Returns. The Company (i) has filed all foreign, federal, state and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)        Insurance Matters. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of any such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ff)        Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations (except in any case in which the failure to so possess would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg)       Environmental. The Company (1) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”), (2) is not required to obtain any permit, license or other approvals pursuant to applicable Environmental Laws in order to conduct its business and (3) has not received notice of any actual or potential liability under any environmental law. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh)       ERISA. The Company has fulfilled its obligations, if any, under Section 515 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”); the Company does not maintain nor is it required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); and the Company has not incurred nor could it reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ii)         Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(jj)	Certain Regulatory Matters.

(1)         Foreign Corrupt Practices Act. Neither the Company, SP Acq LLC, nor to the knowledge of the Company, Steel Partners II, L.P. or, any director, officer, agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(2)          Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(3)         OFAC. Neither the Company, SP Acq LLC, nor to the knowledge of the Company, Steel Partners II, L.P. or, any director, officer, agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company (either directly or through the Trust) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(4)         Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, SP Acq LLC, nor to the knowledge of the Company, Steel Partners II, L.P. or any officer or director has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(kk)       Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by SP Acq LLC, or to the knowledge of the Company, Steel Partners II, L.P. and each of the Company’s officers and directors and provided to the Underwriters as an exhibit to his or her Insider Letter is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by SP Acq LLC, Steel Partners II, L.P. and each of the Company's officers or directors to become inaccurate and incorrect.

(ll)         Initial Business Combination. Except as disclosed in the Disclosure Package and the Prospectus, prior to the date hereof, none of the Company, its officers and directors, SP Acq LLC, nor to the knowledge of the Company, Steel Partners, Ltd., Steel Partners II, L.P. or any affiliates thereof had, and as of the Closing Date, the Company and such officers and directors, Steel Partners, Ltd., SP Acq LLC or Steel Partners II, L.P. and their affiliates will not have had: (a) any specific Initial Business Combination under consideration or contemplation or (b) any interactions or discussions with any target business relating to a possible Initial Business Combination.

(mm)             NASD Matters.

(1)         Except as described in the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, SP Acq LLC, or to the knowledge of the Company, Steel Partners II, L.P. or Steel Partners, Ltd. with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, SP Acq LLC, Steel Partners II, L.P. or Steel Partners, Ltd. that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (the “NASD”).

(2)          The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to the Underwriters.

(3)         Other than Howard M. Lorber, Jack Howard and S. Nicholas Walker, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of the NASD.

(4)         Other than Howard M. Lorber and S. Nicholas Walker, no Company Affiliate is an owner of stock or other securities of any member of the NASD (other than securities purchased on the open market).

(5)         No Company Affiliate has made a subordinated loan to any member of the NASD.

(6)         No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Disclosure Package and the Prospectus) will be paid to any NASD member, or any persons associated or affiliated with a member of the NASD.

(7)          The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(8)         Other than Howard M. Lorber and S. Nicholas Walker, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the NASD.

(9)         No NASD member intending to participate in the Offering has a conflict of interest with the Company. As used herein, “participating in the Offering,” or words of like import, means participation in the preparation of the Offering or other documents, participation in the distribution of the Offering on an underwritten, non-underwritten, or any other basis, furnishing of customer and/or broker lists for solicitation, or participation in any advisory or consulting capacity to the Company related to the Offering. For this purpose, a “conflict of interest” exists when a member of the NASD and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity. “NASD member participating in the Offering” includes any associated person of an NASD member that is participating in the Offering, any members of such associated person's immediate family, and any affiliate of an NASD member that is participating in the Offering.

(nn)       Non-Competition Agreements. Except as disclosed in the Disclosure Package and the Prospectus, neither SP Acq LLC, nor to the knowledge of the Company, Steel Partners II, L.P. or any director or officer of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect its ability to be and act in the capacity of shareholder, officer or director of the Company.

(oo)       Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(pp)       Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Disclosure Package or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Disclosure Package and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(qq)       No Influence. The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer's or supplier's level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(rr)         Free Writing Prospectus. The Company has not prepared or used a Free Writing Prospectus.

(ss)        Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

                             In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.	Certain Covenants of the Company. The Company hereby agrees:

(a)          Filing of Prospectus; Notice to Representatives; Stop Orders. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which any Representatives objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)         Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)          Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)         Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)          Delivery of Documents. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)          Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)         Lock-Up. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units, shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement (the “Restricted Period”), provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that (x) the Company may issue and sell the Additional Founder’s Warrants, (y) pursuant to the Registration Rights Agreement the Company may register with the Commission the resale, in the case of Steel Partners II, L.P. and the Founders, of the Founder’s Units, the Founder’s Shares, the Initial Founder’s Warrants and the shares of Common Stock issuable upon exercise of the Initial Founder’s Warrants, in the case of SP Acq LLC, of the Dividend Units, the Dividend Shares, the Dividend Warrants and the shares of Common Stock issuable upon the exercise of the Dividend Warrants, in the case of SP Acq LLC and Messrs. Bergamo, LaBow, Lorber, Toboroff and Walker, the Additional Founders Warrants and the shares of Common Stock issuable upon exercise of the Additional Founder’s Warrants, and in the case of Steel Partners II, L.P. (or its designee) the Co-Investment Units, Co-Investment Shares and Co-Investment Warrants and the shares of Common Stock issuable upon exercise of the Co-Investment Warrants, at any time after the date on which the Founder’s Units, the Founder’s Shares, the Initial Founder’s Warrants (including the shares of Common Stock issuable upon exercise of the Initial Founder’s Warrants), the Dividend Units, the Dividend Shares, the Dividend Warrants (including the shares of Common Stock issuable upon exercise of the Dividend Warrants), the Co-Investment Units and the Co-Investment Warrants (including the shares of Common Stock issuable upon exercise of the Co-Investment Warrants) are no longer subject to the transfer restrictions set forth in the corresponding Private Placement Agreement, the Adjustment Agreement and the Co-Investment Agreement, as applicable and with respect to the Additional Founder’s Warrants and the shares of Common Stock issuable upon exercise of such warrants, after such warrants become exercisable by their terms, and (z) the Company may issue and sell the Additional Securities on exercise of the option provided for in the second paragraph of Section 1 hereof.

(h)         No Stabilization or Manipulation. As long as the Company is not prohibited by law, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)          Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the listing fee of the American Stock Exchange, (viii) the reasonable transportation and other expenses incurred by or on behalf of the Company and its officers and Representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)          Use of Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)          Maintenance of Registration. For a period of at least four (4) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or in the case of the Warrants until all of the Warrants have expired or are redeemed, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act.

(l)          Form 8-K. The Company shall, on the date hereof, retain its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Additional Founder’s Warrants. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall disclose the Company's sale of the Additional Securities and its receipt of the proceeds therefrom.

(m)        Review of Financial Statements. For so long as securities of Company are registered under either Section 12(b) or Section 12(g) of the Exchange Act, or until such earlier time that the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n)         Publicly Available Statements and Reports. Until the consummation of the Initial Business Combination or until such earlier time that the Company is required to be liquidated, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request.

(o)	Affiliate Transactions.

(1)         Until the consummation of the Initial Business Combination, in no event will the fees payable under the Services Agreement be more than $10,000 per month in the aggregate.

(2)         Except as set forth in this subsection (2), the Company shall not pay SP Acq LLC, Steel Partners II, L.P. or any of the Company’s directors or officers or any of their affiliates any fees or compensation of any kind (including finder’s and consulting fees) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination; provided that officers and directors of the Company and Steel Partners, Ltd. shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination and Steel Partners, Ltd. shall be entitled to $10,000 per month under the Service Agreement from the amounts not held in the Trust Account and interest income of up to $3,500,000 which may be released to the Company from the Trust Account.

(3)          The Company shall not consummate an Initial Business Combination with any officer, director or Underwriter, or selling group member, or any of their affiliates.

(p)          Amendment to the Trust Agreement, Insider Letters, Private Placement Agreement and Co-Investment Agreement. The Company agrees and warrants that the

Trust Agreement, Insider Letters, Private Placement Agreement, Steel Partners II, L.P. Purchase Agreement, Founder’s Purchase Agreement and Co-Investment Agreement shall not be amended, modified or otherwise changed in a manner adverse to the Public Stockholders (as defined below) without the prior written consent of the Representatives.

(q)         Net Proceeds. The Company will apply the net proceeds received by it from the Offering and the Private Placement in a manner consistent with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(r)	Notice to NASD.

(1)         For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and the Representatives prior to the consummation of the Initial Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Initial Business Combination.

(2)          The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a NASD member participating in the distribution of the Company’s Securities.

(s)          Investment Company. During the period prior to the consummation of the Initial Business Combination, the Company shall cause the proceeds to be held in the Trust Account to be invested only in United States “government securities”, within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, and one or more money market funds, selected by the Company, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of the acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t)          Operating Expenses. During the period prior to the Company’s Initial Business Combination, the Company may instruct the Trustee under the Trust Agreement to release to the Company from the Trust Account (1) interest income earned on the Trust Account balance to pay any income taxes on such interest and (2) interest income earned of up to $3,500,000 on the amounts held in the Trust Account to fund the Company’s working capital requirements. After an aggregate of $3,500,000 is released to the Company, any interest income earned on the amounts held in the Trust Account (net of taxes payable) will remain in the Trust Account until the earlier of the consummation of the Company’s Initial Business Combination or its liquidation.

(u)         Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Initial Founder’s Warrants, the Additional Founder’s Warrants, the Co-Investment Warrants or the Warrants outstanding from time to time.

(v)         Issuance of Shares. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on an Initial Business Combination.

(w)        Audit Committee Review of Expenses. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust, the Company shall cause its audit committee to review and approve all payments made to its officers, directors or the Company’s or their affiliates and any expense reimbursements payable to members of the Company’s audit committee or their affiliates will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(x)         Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(y)         Internal Controls. For so long as required by SEC rules and regulations, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)          American Stock Exchange Listing. During the period prior to the Company’s Initial Business Combination, the Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the American Stock Exchange.

(aa)        Sarbanes-Oxley/AMEX. As soon as it is legally required to do so, and for as long as required by SEC rules and regulations, the Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to (1) comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications and (2) comply with the requirements of the American Stock Exchange’s AMEX Company Guide.

(bb)       Certificate of Incorporation and Bylaws; Warrant Agreement. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended.

(cc)	Initial Business Combination.

(1)          Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its Initial Business Combination (a “Target Business”) or obtaining the services of any vendor, it will use its reasonable best efforts to cause the Target Business or vendor to execute a waiver letter in the form attached hereto as Exhibit A.

(2)         Initial Business Combination/Distribution Procedure. Prior to the consummation of the Initial Business Combination, the Company will submit such transaction to the Company’s stockholders for their approval (an “Initial Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and in the event that the Company does not effect an Initial Business Combination within 24 months from the consummation of this Offering, the Company will notify the Delaware Secretary of State in writing that its corporate existence is ceasing as of, 2009 and include with such notice payment of any franchise taxes then due to or assessable by the State of Delaware and the Company will be liquidated and will distribute to all holders of the Common Stock issued as part of the Units in this Offering (the “IPO Shares”), an aggregate sum equal to the Company’s “Liquidation Value”. The Company’s “Liquidation Value” shall mean the greater of (i) the Company’s book value, as determined by the Company and approved by the independent registered public accounting firm then engaged by the Company, or (ii) the amount of funds in the Trust Account (including (a) the proceeds held in the Trust Account from this Offering and the sale of the Additional Founder’s Warrants, (b) the amount held in the Trust Account representing the Deferred Discount and (c) any interest income earned on the funds held in the Trust Account, net of taxes payable, that are not released to the Company to cover its operating expenses in accordance with Section 40). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company or Warrants. With respect to the Initial Business Combination Vote, the Company shall cause Steel Partners II, L.P. and the Founders to vote all their Founder’s Shares, if any, in accordance with a majority of the shares of Common Stock voted by the Public Stockholders (as defined below) and to vote any other shares of Common Stock held by them, whenever and however acquired, in favor of the Initial Business Combination. At the time the Company seeks approval of the Initial Business Combination, the Company will offer to each holder of IPO Shares (the “Public Stockholders”) the right to convert their shares of Common Stock at a per share conversion price (the “Conversion Price”), calculated as of two business days prior to the consummation of such proposed Initial Business Combination, equal to (A) the amount in the Trust Account, inclusive of (x) the proceeds from this Offering and the Additional Founder’s Warrants held in trust, (y) the amount held in the Trust Account representing the Deferred Discount and (z) any interest income earned on the funds held in the Trust Account, net of taxes payable, that are not released to the Company to cover its operating expenses in accordance with Section 4(t), divided by (B) the total number of IPO Shares. If a majority of the shares voted by the holders of IPO Shares are voted to approve the Initial Business Combination, and if holders of less than 30% of the IPO Shares (minus one share) vote against such approval of the Initial Business Combination and elect to convert their IPO Shares, the Company will proceed with such Initial Business Combination. If the Company proceeds with the Initial Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Initial Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company. If holders of 30% or more of the IPO Shares vote against approval of a potential Initial Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Initial Business Combination and will not convert such shares.

(3)         Value of Target Business. The Company agrees that the initial Target Business that it acquires in an Initial Business Combination must have a fair market value equal to at least 80% of the sum of the balance in the Trust Account plus the proceeds of the Co-Investment excluding the Deferred Discount, including any of which relates to the Additional Securities, at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the sum of the balance in the Trust Account plus the proceeds of the Co-Investment (excluding the Deferred Discount, including any of which relates to the Additional Securities) at the time of such Initial Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the target business if the Company’s Board of Directors independently determines that the target business does have sufficient fair market value.

(4)         Initial Business Combination Announcement. Within five (5) Business Days following the consummation by the Company of an Initial Business Combination, the Company shall cause an announcement (the “Initial Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, announcing the consummation of the Initial Business Combination and indicating that the Underwriters were the underwriters in the offering. The Company shall supply the Representatives with a draft of the Initial Business Combination Announcement and provide the Representatives with a reasonable opportunity to comment thereon in advance. The Company will not place the Initial Business Combination Announcement without the final approval of the Representatives, which approval will not be unreasonably withheld.

(dd)        Deferred Compensation. Upon the consummation of the Initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

5.            Reimbursement of Underwriters’ Expenses. After the execution of this Agreement, if the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (2) contained in Section 7 or the fifth paragraph of Section 8 hereof, or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(i) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.            Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company on the date hereof, at the Closing Date and, if applicable, at the additional time of purchase, the performance by the Company of obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the Closing Date and, if applicable, at the additional time of purchase, an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company, addressed to the Underwriters, and dated the Closing Date or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, in the form set forth in Exhibit B hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(b)          You shall have received from Grant Thornton letters dated, respectively, the date of this Agreement, the date of the Prospectus, the Closing Date and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in form and substance reasonably satisfactory to UBS, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Preliminary Prospectuses and the Prospectus; provided that the letter delivered on the date of this Agreement, the Closing Date or the additional time of purchase, as the case may be, shall use a “cut-off” date no more than three business days prior to the date of this Agreement, such Closing Date or such additional time of purchase, as the case may be.

(c)          You shall have received at the Closing Date and, if applicable, at the additional time of purchase, the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(d)          The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(e)           Prior to and on the Closing Date, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been initiated under Section 8(d) or 8(e) of the Act or threatened; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f)           The Company will, on the Closing Date and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Vice Chairman and Secretary, dated the Closing Date or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(g)          Secretary’s Certificate. The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the bylaws and certificate of incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(h)          Lock-Up Agreements. You shall have received each of the signed Lock-Up Agreements referred to in Section 3(s) hereof, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date and the additional time of purchase, as the case may be.

(i)           Insider Letters. On the Closing Date, the Company shall have furnished to the Representatives Insider Letters, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from each of SP Acq LLC and Steel Partners II, L.P. and each officer or director of the Company.

(j)           Listing on the American Stock Exchange. The Units, the Shares and the Warrants shall have been approved for listing on the Amex, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the Closing Date or the additional time of purchase, as the case may be.

(k)          Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Private Placement Agreement, the Co-Investment Agreement, the Services Agreement, the Registration Rights Agreement, the Adjustment Agreement, the Right of First Review Agreement and the Escrow Agreement.

(l)           No Brokers. At the Execution Time, the Company shall have requested and caused each of SP Acq LLC, Steel Partners II, L.P. and SPLLC, and the Company’s directors and officers to have executed and furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, to the effect that, except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by SP Acq LLC, Steel Partners II, L.P., SPLLC or such Company’s director or officer with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by SP Acq LLC, Steel Partners II, L.P., SPLLC or such director or officer that may affect the Underwriters' compensation, as determined by the NASD.

(m)         Trust Account. On the Closing Date, the entire proceeds of $5,250,000 from the sale of the Additional Founder’s Warrants and (ii) the net proceeds of $383,750,000 from the sale of the Securities, shall have been deposited in the Trust Account.

(n)          Escrow Account. The Company shall have furnished to the Representatives a certificate signed by an authorized officer of the Escrow Agent to the effect of certifying that the Escrow Units are being held in escrow by the Escrow Agent and subject to the Escrow Agreement, excluding only any Escrow Units, if any, being released on the Closing Date.

(o)          Further Information. The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus or the Prospectus as of the Closing Date and, if applicable, the additional time of purchase, as you may reasonably request.

(p)          NASD. To the knowledge of the Company, the NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.            Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                             The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a

suspension or material limitation in trading in the Company’s securities on the Amex; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses and the Prospectus, if any.

                             If UBS elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

                             If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.            Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A.

                              Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                             If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

                             The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

                             If the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)          Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)           The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Preliminary Prospectus or the Prospectus.

10.          Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the first and second sentences of the third paragraph and the eleventh paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.          Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 590 Madison Avenue, 32nd Floor, New York, N.Y. 10022, Attention: Warren G. Lichtenstein, Chairman, President and Chief Executive Officer.

12.          Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.          Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.          No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect or owe an agency, fiduciary or similar duty to the Company, in connection with the transaction or the process leading thereto.

16.          Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.          Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.          Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

                             If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

SP Acquisition Holdings, Inc.

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC LADENBURG THALMANN & CO. INC.
By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	[____]
LADENBURG THALMANN & CO. INC.	[____]
JEFFERIES & COMPANY, INC.	[____]

Total	[____]

EXHIBIT A

Lock-Up Agreement

___________ ___, 2007

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, NY 10022

Together with the other Underwriters listed
in Schedule A to the Underwriting Agreement
referred to herein

Ladies and Gentlemen:

                             This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by SP Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of Units consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one Warrant to purchase one share of Common Stock of the Company.

                             In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned. The limitations set forth above shall not limit the ability of the holders of Additional Founder’s Warrants to transfer such Additional Founder’s Warrants to Permitted Transferees (as defined in the Prospectus relating to the Offering.)

                             The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Units, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

                             Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

*   *   *

                             If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name		Position (if applicable)

1.	SP Acq LLC

2.	Steel Partners II, L.P.

3.	Warren G. Lichtenstein	Chairman of the Board of Directors, President and Chief Executive Officer

4.	Jack L. Howard	Chief Operating Officer and Secretary

5.	James R. Henderson	Executive Vice-President

6.	Anthony Bergamo	Director

7.	Ronald LaBow	Director

8.	Howard M. Lorber	Director

9.	Leonard Toboroff	Director

10.	S. Nicholas Walker	Director

A-1-1

EXHIBIT B

OPINION OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY, LLP

We are of the opinion that:

(1)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect on the assets, business or operations of the Company;

(2)          the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Registration Statement and the Prospectus;

(3)          the holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders;

(4)          the Units, including the underlying Common Stock and Warrants, have been duly and validly authorized;

(5)          the shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company;

(6)          the Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

(7)          the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and except for the Initial Founder’s Warrants and Additional Founder’s Warrants, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(8)          the Founder’s Units have been duly authorized and validly issued. The Founder’s Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Initial Founder’s Warrants have been duly authorized, executed, authenticated, issued, delivered and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Initial Founder’s Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Initial Founder’s Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

(9)          the Dividend Units have been duly authorized and validly issued. The Dividend Shares have been duly authorized, validly issued and are fully paid and non-assessable. The Dividend Warrants have been duly authorized, executed, authenticated, issued, delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability;

(10)       the Additional Founder’s Warrants have been duly authorized, executed, authenticated, issued and delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Additional Founder’s Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Additional Founder’s Warrants and the Warrant Agreement will be validly issued, fully paid and non-assessable;

(11)       the Co-Investment Units have been duly authorized and when executed by the Company and countersigned and issued and delivered against payment therefor by Steel Partners II, L.P. (or its designee) pursuant to the Co-Investment Agreement will be validly issued. The Co-Investment Shares have been duly authorized and when issued and delivered against payment for the Co-Investment Units pursuant to the Co-Investment Agreement, will be validly issued, fully paid and nonassessable. The Co-Investment Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Co-Investment Agreement against payment for the Co-Investment Units pursuant to the Co-Investment Agreement and the Warrant Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Co-Investment Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Co-Investment Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

(12)       there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, SP Acq LLC, Steel Partners II, L.P. or Steel Partners Ltd., or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the Securities and each agreement filed as an exhibit to the Registration Statement conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; and the statements included in the Disclosure Package and the Prospectus under the headings “Proposed Business—Effecting a Business Combination—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419—Terms Under a Rule 419 Offering”, “Certain Transactions”, “Description of Securities” and “Material U.S. Federal Income and Estate Tax Consequences” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(13)       the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability, except that we express no opinion as to the indemnity and contribution provisions included in Section 9 of the Underwriting Agreement;

(14)       the Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(15)       the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(16)       the Private Placement Agreement has been duly authorized, executed and delivered by each of the Company and SP Acq LLC and is a valid and binding agreement of each of the Company and SP Acq LLC, enforceable against each of the Company and SP Acq LLC, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(17)       the Steel Partners II, L.P. Purchase Agreement has been duly authorized, executed and delivered by each of the Company, SP Acq LLC and Steel Partners II, L.P. and is a valid and binding agreement of each of the Company, SP Acq LLC and Steel Partners II, L.P., enforceable against each of the Company, SP Acq LLC and Steel Partners II, L.P. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally from time to time in effect and by equitable principles of general applicability;

(18)       the Founder’s Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Founders and is a valid and binding agreement of each of the Company and the Founders, enforceable against each of the Company and the Founders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditor’s rights generally from time to time in effect and by equitable principles of general applicability;

(19)       the Co-Investment Agreement has been duly authorized, executed and delivered by each of the Company, SP Acq LLC and Steel Partners II, L.P. and is a valid and binding agreement of the Company, SP Acq LLC and Steel Partners II, L.P., enforceable against the Company, SP Acq LLC and Steel Partners II, L.P., in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(20)       the Services Agreement has been duly authorized, executed and delivered by the Company and Steel Partners, Ltd. and is a valid and binding agreement of the Company and Steel Partners, Ltd., enforceable against the Company and Steel Partners, Ltd. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(21)       the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, SP Acq LLC and Steel Partners II, L.P. and is a valid and binding agreement of the Company, SP Acq LLC and Steel Partners II, L.P., enforceable against the Company, SP Acq LLC and Steel Partners II, L.P. in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(22)       the Adjustment Agreement has been duly authorized, executed and delivered by the Company, Steel Partners II, L.P. and the Founders and is a valid and binding agreement of the Company, Steel Partners II, L.P. and the Founders, enforceable against the Company, Steel Partners II, L.P. and the Founders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(23)       the Escrow Agreement has been duly authorized, executed and delivered by the Company and SP Acq LLC and is a valid and binding agreement of the Company and SP Acq LLC, enforceable against the Company and SP Acq LLC in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(24)       each of the Insider Letters has been duly authorized, executed and delivered by each of SP Acq LLC, Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively, and is a valid and binding agreement of each of SP Acq LLC, Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively, enforceable against each of SP Acq LLC, Steel Partners II, L.P. and each of the Company’s directors and executive officers respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(25)       the Right of First Review Agreement has been duly authorized, executed and delivered by each of the Company, SPLLC and Mr. Warren G. Lichtenstein, and is a valid and binding agreement of each the Company, SPLLC and Mr. Warren G. Lichtenstein enforceable against each of the Company, SPLLC and Mr. Warren G. Lichtenstein in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or law);

(26)       the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

(27)       no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Warrant

Agreement, the Private Placement Agreement, the Steel Partners II Purchase Agreement, the Founders’ Purchase Agreement, the Co-Investment Agreement, the Services Agreement, the Registration Rights Agreement, the Adjustment Agreement, the Escrow Agreement, the Insider Letters or the Right of First Review Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Disclosure Package and the Prospectus;

(28)       neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Warrant Agreement, the Private Placement Agreement, the Steel Partners II Purchase Agreement, the Founders’ Purchase Agreement, the Co-Investment Agreement, the Services Agreement, the Registration Rights Agreement, the Adjustment Agreement, the Escrow Agreement, the Insider Letters or the Right of First Review Agreement, contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or SP Acq LLC pursuant to, (i) the charter or by-laws of the Company or SP Acq LLC, as the case may be, (ii) to our knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or SP Acq LLC is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or SP Acq LLC of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties;

(29)       except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no holders of securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have rights to the registration of such securities under the Registration Statement;

(30)       registration under the Securities Act of the offer and sale of the Founder’s Securities and the Additional Founder’s Warrants to SP Acq LLC, Steel Partners II, L.P. and Messrs. Bergamo, LaBow, Lorber, Toboroff and Walker is not required;

(31)       the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that (a) the Registration Statement or the Prospectus included therein at the Effective Time contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the time of execution of the Underwriting Agreement the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

* * * * *

Note to counsel: In rendering such opinion, you may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent you deem proper and specified in your opinion, upon the opinion of other counsel of good standing whom you believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent you deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus shall also include any supplements thereto at the Closing Date.

EXHIBIT C

OFFICERS’ CERTIFICATE

                             Each of the undersigned, Warren G. Lichtenstein, President and Chief Executive Officer of SP Acquisitions Holdings Inc., a Delaware corporation (the “Company”), and Jack L. Howard, Chief Operating Officer and Secretary of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(f) of that certain Underwriting Agreement dated [pricing date] (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC and Ladenburg Thalmann & Co., Inc., that as of [date]:

1.	He has reviewed the Registration Statement, the Preliminary Prospectus and the Prospectus.
2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

                             Capitalized terms used herein without definition shall have the respective meanings ascribed to the

4.	The conditions set forth in paragraph (e) of Section 6 of the Underwriting Agreement have been met.

m in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date].

Name:	Warren G. Lichtenstein
Title:	Chairman of the Board of Directors, President and Chief Executive Officer

Name:	Jack L. Howard
Title:	Chief Operating Officer and Secretary

C-1